POTNETWORK HOLDINGS OTC PINK: POTN

October 22, 2020

The Board of Directors
PotNetwork Holdings, Inc.
3531 Griffin Road
Ft. Lauderdale, Florida 33312

Re: Resignation from PotNetwork Holdings, Inc., a Colorado corporation

Gentlemen:

This letter is to inform you that effective at the end of today, October 22, 2020, I, Kevin Hagen, hereby tender my resignation as a member of the Board of Directors of PotNetwork Holdings, Inc., a Colorado corporation and as CEO and President of PotNetwork Holdings, Inc.

My resignation is not related in any way to any disagreement between myself and the Board of Directors or PotNetwork Holdings, Inc. with respect to its operations, policies or practices.

Although I am resigning from the PotNetwork Holdings, Inc., I am ***not*** resigning my position as President of its subsidiary, First Capital Venture Co., a Florida company, the owner and operator of Diamond CBD.

Thank you.

Sincerely yours,

Kevin Hagen
CEO and President, Director

Notarization:

WITNESSTH:
State of Florida)
) ss.
County of Broward)

On October 22, 2020 before me, the undersigned notary public, personally appeared **Kevin Hagen** who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the entity upon behalf of which he acted, executed the instrument. Witness my hand and official seal

Signature of Notary

WAGNER MOURA
MY COMMISSION #HH024554
EXPIRES: JUL 28, 2024
Bonded through 1st State Insurance